UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2008

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On June 6, 2008, Integral Systems, Inc. (the “Company”) entered into a material Lease Agreement (the “Agreement”) with Corporate Office Properties Trust (“COPT”). This newly leased property, which is located at 6721 Columbia Gateway Drive in Columbia, Maryland, will be used for the Company’s corporate headquarters. The Company intends to relocate its corporate headquarters from its current location at 5000 Philadelphia Way, Lanham, Maryland in the first quarter of calendar year 2009. The lease term is for eleven years; the facility is approximately 131,450 square feet and has an initial $28 per square foot annual lease cost, with annual escalations of approximately 2.75% to 3.00%. COPT has provided for $7.4 million in allowances for costs to build out this facility to the specifications of the Company and will reimburse the Company $2.1 million relating to the Company’s existing lease on the Lanham, Maryland facility, which approximates the rent obligation for the Company’s Lanham, Maryland facility for approximately two years.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits

Exhibit	Description
10.01	Lease agreement dated June 6, 2008, between Integral Systems Inc. and Corporate Office Properties Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2008	INTEGRAL SYSTEMS, INC.

	By:	/s/ William M. Bambarger, Jr.
	Name:	William M. Bambarger, Jr.
	Title:	Chief Financial Officer and Treasurer